Exhibit 7.01
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Amendment No. 3 to Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Common Stock, par value $0.01 per share, of BlackRock, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.
Dated: December 23, 2008

MERRILL LYNCH & CO., INC.

By: /s/ JONATHAN N. SANTELLI
Name: Jonathan N. Santelli
Title: Assistant Secretary

MERRILL LYNCH GROUP, INC.

By: /s/ JONATHAN N. SANTELLI
Name: Jonathan N. Santelli
Title: Authorized Person

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ JONATHAN N. SANTELLI
Name: Jonathan N. Santelli
Title: Assistant Secretary

MERRILL LYNCH BANK & TRUST CO., FSB

By: /s/ JONATHAN N. SANTELLI
Name: Jonathan N. Santelli
Title: Authorized Person

FIRST REPUBLIC INVESTMENT MANAGEMENT, INC.

By: /s/ JONATHAN N. SANTELLI
Name: Jonathan N. Santelli
Title: Authorized Person